Exhibit 99.1

Atlantic Coast Federal Names Bhanu Choudhrie to Board

WAYCROSS, Ga.--(BUSINESS WIRE)--July 15, 2010--Atlantic Coast Federal Corporation (NASDAQ:ACFC), the holding company for Atlantic Coast Bank, today announced that Bhanu Choudhrie has joined the Company's Board of Directors, expanding the Board to 10 members.

Choudhrie has been Executive Director of C&C Alpha Group Limited, a London-based family private equity group, since November 2006 and was the Executive Director of C&C Business Solutions Ltd. from June 2003 to November 2006. Choudhrie is a private equity investor with investments in the United States, United Kingdom, Europe and Asia. C&C Alpha Group, founded in 2002, maintains its global headquarters in London and has established offices in several countries. Its team comprises entrepreneurs, financial analysts, project developers, project managers and strategy consultants.

Commenting on the addition of Choudhrie, Executive Chairman Jay S. Sidhu said, "On behalf of all Board members, I would like to welcome Bhanu to the Board. His addition to the Board is perfectly timed given our second step offering and how important his investment expertise will be in gauging market expectations and successfully executing this important capital transaction."

Charles E. Martin, Jr., Lead Independent Director of Atlantic Coast Federal's Board, added, "We are pleased that Bhanu has joined the Board of Atlantic Coast Federal Corporation. His global market perspective, gained through extensive experience in international business and finance, will be invaluable as we continue to plot a course that addresses the ongoing challenges we face in our markets as well as the growing importance of worldwide economic circumstances to the broader economy here in the United States."

Atlantic Coast Federal Corporation is the holding company for Atlantic Coast Bank, a federally chartered and insured stock savings association organized in 1939 as a credit union to serve the employees of the Atlantic Coast Line Railroad. Today, Atlantic Coast Bank is a community-oriented financial institution serving southeastern Georgia and northeastern Florida through 12 locations, including a focus on the Jacksonville metropolitan area. Investors may obtain additional information about Atlantic Coast Federal Corporation on the Internet at www.AtlanticCoastBank.net, under Investor Information.

This news release contains forward-looking statements within the meaning of the federal securities laws. Statements in this release that are not strictly historical are forward-looking and are based upon current expectations that may differ materially from actual results. These forward-looking statements, identified by words such as "will," "expected," "believe," and "prospects," involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the statements made herein. These risks and uncertainties involve general economic trends and changes in interest rates, increased competition, changes in consumer demand for financial services, the possibility of unforeseen events affecting the industry generally, the uncertainties associated with newly developed or acquired operations, and market disruptions and other effects of terrorist activities. The Company undertakes no obligation to release revisions to these forward-looking statements publicly to reflect events or circumstances after the date hereof or to reflect the occurrence of unforeseen events, except as required to be reported under the rules and regulations of the Securities and Exchange Commission.

A registration statement relating to the securities to be offered in the second step offering has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This press release shall not constitute an offer to sell or the solicitation of an offer to buy shares of common stock nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. The securities are not savings accounts or savings deposits, may lose value and are not insured by the Federal Deposit Insurance Corporation or any government agency.

Atlantic Coast Federal Corporation has filed a proxy statement/prospectus concerning the conversion with the Securities and Exchange Commission. Stockholders of Atlantic Coast Federal Corporation are urged to read the proxy statement/prospectus because it contains important information. Investors are able to obtain all documents filed with the Securities and Exchange Commission by Atlantic Coast Federal Corporation and Atlantic Coast Financial Corporation free of charge at the Securities and Exchange Commission’s website, www.sec.gov. In addition, documents filed with the Securities and Exchange Commission by Atlantic Coast Federal Corporation and Atlantic Coast Financial Corporation are available free of charge from the Corporate Secretary of Atlantic Coast Federal Corporation at 505 Haines Avenue, Waycross, Georgia 31501, Attention: Corporate Secretary.

The directors, executive officers, and certain other members of management and employees of Atlantic Coast Federal Corporation are participants in the solicitation of proxies in favor of the conversion from the stockholders of Atlantic Coast Federal Corporation. Information about the directors and executive officers of Atlantic Coast Federal Corporation is included in the proxy statement/prospectus filed with the Securities and Exchange Commission.

CONTACT:
Corporate Communications, Inc.
Patrick J. Watson, 615-254-3376